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                  [Wipfli Ullrich Bertelson CPAs letterhead]

                                                                    Exhibit 23
                                                                     1996 10-K


                       Independent Accountants' Consent
                       --------------------------------


We consent to incorporation by reference in the Registration Statement on Form S-3 (No. 33-45385), the Registration Statement on Form S-4 (No. 333-13321), and the Registration Statements on Form S-8 (Nos. 33-81178, 33-81180, 33-81182 and 333-01937) of F&M Bancorporation, Inc. of our report dated January 31, 1997, relating to the consolidated balance sheets of F&M Bancorporation, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report is included in the December 31, 1996 annual report on Form 10-K of F&M Bancorporation, Inc.



                                        /s/ WIPFLI ULLRICH BERTELSON CPAs
                                        ---------------------------------
                                        Certified Public Accountants



Appleton, Wisconsin
March 24, 1997